Lease Contract

Party A: Liaoning Pacific Industrial Co., Ltd.

Legal representative: Jun Li

Contact person: Tiemin Wei

Address: 198, Zhonghua Road, Heping District, Shenyang

Contact number: +86-024-22508888

Party B: Zhongdehui (Shenzhen) Education Development Co., Ltd. Liaoning Branch

Contact person:

Unified Social Credit Code: 210102000007206 (1-1)

Address: No. 189, Jinzi Street, Fushun New District, Liaoning Province

Contact address:

Contact number:

1. The Service Content

1.01	The joint office space (hereinafter referred to as the “area”) is located on Office Building, No. 41 North Station, Shenhe District, Shenyang City (Liaoning Jinzhaoyuan International Finance Building); Room 02, No. 10.

1.02	The area of the leased site is 145.74 square meters. Before signing this contract, Party B has checked the land for change and accepted the condition of the site. After the formalities, Party B has no right to object to the area.

1.03	The Leasing area showed in exhibition 2.

2, Usage

The leased site is limited to office use, and Party B shall not use the property for other purposes. Otherwise, Party A has the right to terminate the contract in advance and not return the remaining rent and deposit of Party B.

3. Service Term

3.01 The service period under this agreement is 12 months, that is, from May 01, 2019 (hereinafter referred to as “delivery date”) to April 31, 2020.

3.02 If the above-mentioned service period expires and Party B needs to continue to use the area, both parties shall agree and re-sign the area service agreement before the expiration of the service period. If the parties fail to re-sign the area service agreement before the expiration of the service period, Party A has the right to withdraw the area upon expiration of the service period, and Party B shall unconditionally move out and return the area.

Within the above-mentioned service period, in addition to the breach of contract by Party B as stipulated in this agreement, if Party B needs to terminate this agreement in advance, Party A shall notify Party A in writing two months in advance, and shall settle all the cases until the termination of this agreement and the return of Party B to the area. The service fee and other related expenses, and the performance bond paid by Party B will not be refunded. As compensation for the loss caused by Party B due to the early termination of this agreement, if Party A needs to terminate this agreement in advance, it shall be written two months in advance. Party B shall notify Party B, and after all the service fees and other related expenses until the termination of this agreement and the settlement of the area to Party B, Party A shall return the performance bond paid by Party B to Party B without interest, and Party A shall pay Party B separately The amount of the same amount of the performance bond shall be the full compensation for the loss caused to Party B due to the early termination of this agreement by Party A.

4. Service Fee

4.01 The rent per unit of floor space is 784 yuan per square meter per year, the annual rent of the leased space is RMB 114260.2, and the monthly rent of the leased space is 9521.7 yuan. The management fee and the invoice are not included in the rent.

4.02 The rent is paid on a pre-paid basis, with a payment cycle every three months, and each rent is delivered on or before the 25th day of each month. The first period of rent must be delivered within five working days after the signing of this contract. Party A or its trustee should issue the relevant official invoice within five working days after receiving the monthly rent.

5. Billing of Service Fee

5.01	The management fee is paid in advance by prepayment, and every three months is a payment cycle. Party B needs to pay the management fee to the property management company on schedule. The management fee is calculated according to the leased area, and the monthly fee is RMB 18 per square meter.

5.02	Party B shall pay the utilities, telephone and other expenses related to the leased premises as required by the management office.

5.03	The management fee is paid directly to the management fee account stipulated by Party A. Each management fee needs to be delivered on the 25th of each month. The management office needs to issue an official invoice five working days after receiving the management fee.

5.04	Party A or the property company has the right to adjust the property management fee according to the changes of the situation. After the adjustment, Party B shall notify Party B in writing and set the effective time.

6. Margin

When Party B needs to sign this contract, it shall pay Party A the equivalent:

One month rent 9521.7 yuan and one management fee 2623.3 yuan

The total payment is 12145.02 yuan and it is regarded as the margin

7. Payment method

7.1 Party B shall pay rent, property fees and other miscellaneous expenses in accordance with the relevant contract of this contract, such as the rent of the first or last period of the lease period, management fees, and other miscellaneous expenses less than one full month, which shall be calculated according to the actual number of days, and Party B shall not For any reason, deduct the rent, management fee and other miscellaneous expenses that must be paid in advance to Party A.

7.2 Billing method

Pay with RMB：	(i) Deposited into Party A’s designated bank account by automatic transfer;

(ii) Pay with cash or check to Party A.

Party A’s designated bank account:

Account for rent (RMB):

Account name: Liaoning Pacific Industrial Co., Ltd.

Bank: Shanghai Pudong Development Bank Shenyang Branch

Account number: 71010154740010148

Account for property management fee:

Account name: Shen Sunshine Property Management Co., Ltd.

Bank：Shengjing Bank

Account number：0330150102000010184

8. Signature

9.

Party A：Liaoning Pacific Industrial Co., Ltd.

Signature/seal:

Legal representative or authorized representative (signed):

Tiemin Wei

Date of signature

May 1, 2019

Party B：Zhongdehui (Shenzhen) Education Development Co., Ltd. Liaoning branch

Signature/seal

Legal representative or authorized representative (signed):

Yan Li

Date of signature：

May 1, 2019